As filed with the Securities and Exchange Commission on December 23, 1999
                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------
                         Shire Pharmaceuticals Group plc
             (Exact name of registrant as specified in its charter)

       England and Wales                               Not Applicable
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                                   East Anton
                                     Andover
                               Hampshire SP10 5RG
                                     England
                    (Address of Principal Executive Offices)
                                 ---------------

          Roberts Pharmaceutical Corporation 1996 Equity Incentive Plan
         Roberts Pharmaceutical Corporation Incentive Stock Option Plan
                            (Full title of the plans)
                                 ---------------
                                William A. Nuerge
                               Shire Richwood Inc.
                             7900 Tanners Gate Drive
                            Florence, Kentucky 41042
                     (Name and address of agent for service)

                                 (606) 282-2100
                          (Telephone number, including
                        area code, of agent for service)
                                 ---------------
                                    Copy to:
                             John P. Mitchell, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005

                                                    CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
                                                              Proposed Maximum      Proposed Maximum
                                           Amount to be        Offering Price      Aggregate Offering             Amount of
Title of securities to be registered        Registered          Per Share (1)           Price (1)            Registration Fee (1)
Ordinary Shares, nominal value
  5p per Ordinary Share ..............        9,168,475              $9.72                $89,117,577             $23,527.04
----------------------------------------------------------------------------------------------------------------------------------

----------------------

(1) Estimated solely for the purpose of calculating the registration fee, computed pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the registrant's Ordinary Shares as reported on the London Stock Exchange on December 21, 1999.

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*


Item 2. Registrant Information and Employee Plan Annual Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents have been filed by Shire Pharmaceuticals Group plc (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 20-F/A for the fiscal year ended December 31, 1998.

          (b) The Company's Reports on Form 6-K dated January 8, 1999, March 12, 1999, March 23, 1999, April 9, 1999, May 12, 1999, May 17, 1999, July 6,
     1999, July 27, 1999, August 30, 1999, October 12, 1999, October 22, 1999,
     October 26, 1999, October 28, 1999, December 1, 1999 and December 2, 1999.

          (c) The description of the Company's Ordinary Shares contained in the Company's Registration Statement No. 333-90947 on Form F-4, as amended.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.


Item 6. Indemnification of Directors and Officers.

     Except as hereinafter set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

     Pursuant to Paragraph 141 of the Articles of Association of the Company, every person who was or is a director, alternate director or secretary of the Company shall be indemnified out of the assets of the Company for all costs, charges, losses and liabilities incurred in the proper execution of such person's duties or the proper exercise of such person's powers, authorities and discretions.

     Under Section 310 of the U.K. Companies Act 1985 of Great Britain, the Company may not indemnify an officer against any liability that by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company, except that under Section 310(3) of the Companies Act, the Company is not prevented, inter alia, (a) from purchasing and maintaining for any such officer such insurance against any such liability, or (b) from indemnifying an officer against any liability incurred by him in defending any proceedings (whether civil or criminal), in which judgment is given in his favor or he is acquitted, or in connection with any application in which relief is granted to him by the court in case of honest and reasonable conduct.

     The Company maintains an insurance policy for its directors and officers in respect of liabilities arising out of any act, error or omission while acting in their capacities as directors or officers.


Item 7. Exemption from Registration Claimed.

     Not applicable.


Item 8. Exhibits

          *4.1 - Roberts Pharmaceutical Corporation 1996 Equity Incentive Plan

          *4.2 - Roberts Pharmaceutical Corporation Incentive Stock Option Plan

          *5   - Opinion of Slaughter and May as to the legality of the
                 securities being registered

          *23.1 - Consent of Arthur Andersen, Chartered Accountants

          *23.2 - Consent of Slaughter and May (included in Exhibit 5)

          *24 - Power of Attorney is set forth on the signature page of this Registration Statement

----------------------
*    Filed herewith.

**   Incorporated by reference to the Registration Statement on Form F-1.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, if applicable, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporation by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Reg. ss. 210.3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filings on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, England, on the 23rd day of December, 1999.

                                  SHIRE PHARMACEUTICALS GROUP PLC


                                  By: /s/ Rolf Stahel
                                      ------------------------------------
                                      By:  Rolf Stahel
                                           Chief Executive Officer







                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Angus Russell and Neil Harris, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                     Name                                         Capacity                                  Date


/s/ Rolf Stahel                                 Chief Executive Officer (Principal executive        December 23, 1999
------------------------------------            officer)
Rolf Stahel


/s/ Dr. James Henry Cavanaugh                   Non-executive Chairman                              December 23, 1999
------------------------------------
Dr. James Henry Cavanaugh


/s/ Angus Russell                               Group Finance Director (Principal financial         December 23, 1999
------------------------------------            officer and principal accounting officer
Angus Russell


                                      II-5

                     Name                                         Capacity                                  Date


/s/ Dr. Wilson Totten                           Director                                            December 23, 1999
------------------------------------
Dr. Wilson Totten


/s/ Dr. Barry John Price                        Director                                            December 23, 1999
------------------------------------
Dr. Barry John Price


/s/ Dr. Bernard Canavan                         Director                                            December 23, 1999
------------------------------------
Dr. Bernard Canavan


/s/ Dr. Zola Horovitz                           Director                                            December 23, 1999
------------------------------------
Dr. Zola Horovitz


/s/ Ronald Nordmann                             Director                                            December 23, 1999
------------------------------------
Ronald Nordmann


/s/ Joseph Smith                                Director                                            December 23, 1999
------------------------------------
Joseph Smith


/s/ John T. Spitznagel                          Director                                            December 23, 1999
------------------------------------
John T. Spitznagel


/s/ Dr. Robert Vukovich                         Director                                            December 23, 1999
------------------------------------
Dr. Robert Vukovich


/s/ William Alfred Nuerge                       Authorized Representative in the United             December 23, 1999
------------------------------------            States
William Alfred Nuerge


                                  EXHIBIT INDEX


     Exhibit No.       Exhibit

     *4.1 - Roberts Pharmaceutical Corporation 1996 Equity Incentive Plan

     *4.2 - Roberts Pharmaceutical Corporation Incentive Stock Option Plan

     *5   - Opinion of Slaughter and May as to the legality of the securities being registered

     *23.1 - Consent of Arthur Andersen, Chartered Accountants.

     *23.2 - Consent of Slaughter and May (included in Exhibit 5).

     *24 - Power of Attorney (is set forth on the signature page of this Registration Statement)

----------------------
*    Filed herewith.